EXHIBIT 99.1

Clearfield Reports Second Quarter 2024 Results

  Revenue of $36.9 million and net loss per share of $(0.40) - both above the high end of their respective guidance ranges
  Backlog increased sequentially driven by strength in Community Broadband
  Board of Directors increased share repurchase program authorization from $40 million to $65 million

MINNEAPOLIS, May 02, 2024 (GLOBE NEWSWIRE) -- Clearfield, Inc. (NASDAQ: CLFD), a leader in fiber connectivity, reported results for the fiscal second quarter 2024.

Fiscal Q2 2024 Financial Summary
(in millions except per share data and percentages)	Q2 2024	vs. Q2 2023	Change	Change (%)
Net Sales	$36.9	$71.8	$(34.9)	-49%

Gross Profit ($)	$2.8	$23.6	$(20.7)	-88%
Gross Profit (%)	7.7%	32.8%	-25.1%	-77%

Income (Loss) from Operations	$(9.7)	$12.1	$(21.8)	-181%
Income Tax Expense (Benefit)	$(2.1)	$3.0	$(5.1)	-170%

Net Income (Loss)	$(5.9)	$10.4	$(16.3)	-157%
Net Income (Loss) per Diluted Share	$(0.40)	$0.67	$(1.07)	-160%

Fiscal Q2 YTD 2024 Financial Summary
(in millions except per share data and percentages)	2024 YTD	vs. 2023 YTD	Change	Change (%)
Net Sales	$71.1	$157.8	$(86.6)	-55%

Gross Profit ($)	$7.5	$54.2	$(46.7)	-86%
Gross Profit (%)	10.6%	34.4%	-23.8%	-69%

Income (Loss) from Operations	$(17.9)	$29.9	$(47.8)	-160%
Income Tax Expense (Benefit)	$(3.0)	$6.7	$(9.7)	-145%

Net Income (Loss)	$(11.2)	$24.6	$(35.8)	-145%
Net Income (Loss) per Diluted Share	$(0.75)	$1.67	$(2.42)	-145%

Management Commentary

“We are encouraged by our second quarter fiscal 2024 performance with our sales exceeding the high end of our guidance range driven by higher-than-expected sales to our Community Broadband customers. We believe that the quarter ended March 31, 2024 represents the beginning of a gradual recovery as broadband service providers continue to deploy equipment and long-term demand remains robust. While we anticipate continued inventory-related impacts in our Large Regional and MSO markets, we're encouraged by increased quoting activity across all markets in the second quarter, aligning with the traditional build season. As we navigate this gradual recovery, we remain focused on positioning Clearfield to take share when ordering patterns return to a more normalized cadence," said Company President and Chief Executive Officer, Cheri Beranek. “Our confidence in both our company and the industry is reinforced by our conviction in the future growth in fiber deployment. We maintain our confidence that the value proposition Clearfield brings to the market is stronger than ever,” said Beranek.

“As we transition into the build season, we anticipate a gradual uptick in orders, more closely aligning with traditional ordering patterns. Despite ongoing challenges related to industry-wide elevated inventory levels, we interpret the sequential increase in backlog as a positive indicator of normalization in ordering behaviors. Our ongoing collaboration with customers to align orders with deployment schedules underscores our proactive approach to navigating industry uncertainties,” said Chief Financial Officer Dan Herzog. “Our $15.5 million in share repurchases during the quarter underscores our confidence in our company’s value and market opportunity, as evidenced by the size and scale of our buyback program. Consequently, our Board of Directors has increased our share buyback authorization from $40 million to $65 million, providing us with $30.4 million available for additional repurchases when added to the $5.4 million repurchase amount remaining on March 31, 2024.”

Financial Results for the Three Months Ended March 31, 2024

Net sales for the second quarter of fiscal 2024 decreased 48.6% to $36.9 million from $71.8 million in the same year-ago quarter.

As of March 31, 2024, order backlog (defined as purchase orders received but not yet fulfilled) was $47.2 million, an increase of $3.7 million, or 8.6%, compared to $43.5 million as of December 31, 2023, and a decrease of $60.4 million, or 56.1%, from March 31, 2023.

Gross margin for the second quarter of fiscal 2024 was 7.7%, compared to 32.8% in the second quarter of fiscal 2023. Gross margin was negatively affected by excess production capacity and an increase in reserves for excess inventory primarily resulting from the lull in demand as customers digest previously purchased products.

Operating expenses for the second quarter of fiscal 2024 increased 9.3% to $12.6 million, or 34.1% of net sales, from $11.5 million, or 16.0% of net sales, in the same year-ago quarter.

Net loss for the second quarter of fiscal 2024 totaled $5.9 million, or ($0.40) per diluted share, compared to net income of $10.4 million, or $0.67 per diluted share, in the same year-ago quarter. In the quarter, we repurchased approximately $15.5 million in shares under our Share Repurchase Program, leaving an additional $5.4 million remaining for future repurchases as of March 31, 2024, and $30.4 million remaining for repurchase after the additional authorization.

Outlook
At this time and after considering the current state of the industry, the Company expects net sales for the third quarter of fiscal 2024 to be in the range of $40 million to $44 million and net loss per share to be in the range of $0.31 to $0.38. This loss per share range is based on the number of shares outstanding at the end of the second quarter and does not reflect share repurchases completed in the third quarter.

Conference Call
Management will hold a conference call today, May 2, 2024, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) to discuss these results and provide an update on business conditions.

Clearfield’s President and Chief Executive Officer, Cheri Beranek, and Chief Financial Officer, Dan Herzog, will host the presentation, followed by a question-and-answer period.

U.S. dial-in: 1-877-407-0792
International dial-in: 1-201-689-8263
Conference ID: 13745310

The live webcast of the call can be accessed at the Clearfield Investor Relations website along with the company's earnings press release and presentation.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through May 16, 2024, while an archived version of the webcast will be available on the Investor Relations website for 90 days.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 13745310

About Clearfield, Inc.
Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery products for communications networks. Our “fiber to anywhere” platform serves the unique requirements of leading incumbent local exchange carriers (traditional carriers), competitive local exchange carriers (alternative carriers), and MSO/cable TV companies, while also catering to the broadband needs of the utility/municipality, enterprise, and data center markets. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information
Forward-looking statements contained herein and in any related presentation or in the related Earnings Presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s future revenue and operating performance, expected customer ordering patterns, anticipated shipping on backlog and future lead times, future availability of components and materials from the Company’s supply chain, future availability of labor impacting our customers’ network builds, the impact of the Broadband Equity Access and Deployment Program (BEAD), Rural Digital Opportunity Fund (RDOF) or other government programs on the demand for the Company’s products or timing of customer orders, the Company’s ability to match capacity to meet demand, expansion into new markets and trends in and growth of the FTTx markets, market segments or customer purchases and other statements that are not historical facts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: inflationary price pressures and uncertain availability of components, raw materials, labor and logistics used by us and our suppliers could negatively impact our profitability; we rely on single-source suppliers, which could cause delays, increase costs or prevent us from completing customer orders; we depend on the availability of sufficient supply of certain materials and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for our products; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers, and the loss of these major customers could adversely affect us; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; we may be subject to risks associated with acquisitions, and the risks could adversely affect future operating results; we have exposure to movements in foreign currency exchange rates; adverse global economic conditions and geopolitical issues could have a negative effect on our business, and results of operations and financial condition; growth may strain our business infrastructure, which could adversely affect our operations and financial condition; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; cyber-security incidents, including ransomware, data breaches or computer viruses, could disrupt our business operations, damage our reputation, result in increased expense, and potentially lead to legal proceedings; our business is dependent on interdependent management information systems; natural disasters, extreme weather conditions or other catastrophic events could negatively affect our business, financial condition, and operating results; pandemics and other health crises, including COVID-19, could have a material adverse effect on our business, financial condition, and operating results; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; if the telecommunications market does not continue to expand, our business may not grow as fast as we expect, which could adversely impact our business, financial condition and operating results; changes in U.S. government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, leading to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our success depends upon adequate protection of our patent and intellectual property rights; we face risks associated with expanding our sales outside of the United States; expectations relating to environmental, social and governance matters may increase our cost of doing business and expose us to reputational harm and potential liability; our operating results may fluctuate significantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market price of our common stock; our stock price has been volatile historically and may continue to be volatile - the price of our common stock may fluctuate significantly; anti-takeover provisions in our organizational documents, Minnesota law and other agreements could prevent or delay a change in control of our Company; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2023 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:
Greg McNiff
The Blueshirt Group
773-485-7191
clearfield@blueshirtgroup.com

CLEARFIELD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE DATA)
Three Months Ended			Six Months Ended
March 31,			March 31,
	2024	2023	2024	2023

Net sales	$36,910	$71,809	$71,140	$157,751

Cost of sales	34,078	48,246	63,611	103,539

Gross profit	2,832	23,563	7,529	54,212

Operating expenses
Selling, general and
administrative	12,573	11,508	25,432	24,266
(Loss) Income from operations	(9,741)	12,055	(17,903)	29,946

Net investment income	1,849	1,395	3,918	1,698
Interest expense	(102)	(112)	(228)	(356)
(Loss) Income before income taxes	(7,994)	13,338	(14,213)	31,288

Income tax (benefit) expense	(2,083)	2,974	(3,034)	6,669

Net (loss) income	$(5,911)	$10,364	$(11,179)	$24,619

Net (loss) income per share:
Basic	$(0.40)	$0.67	$(0.75)	$1.68
Diluted	$(0.40)	$0.67	$(0.75)	$1.67

Weighted average shares outstanding:
Basic	14,629,489	15,233,848	14,922,811	14,693,829
Diluted	14,629,489	15,260,769	14,922,811	14,766,938

CLEARFIELD, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
	(Unaudited)
	March 31,	September 30,
	2024	2023
Assets
Current Assets
Cash and cash equivalents	$15,818	$37,827
Short-term investments	127,089	130,286
Accounts receivable, net	21,899	28,392
Inventories, net	83,985	98,055
Other current assets	8,641	1,695
Total current assets	257,432	296,255

Property, plant and equipment, net	22,434	21,527

Other Assets
Long-term investments	6,523	6,343
Goodwill	6,568	6,528
Intangible assets, net	6,219	6,092
Right of use lease assets	12,394	13,861
Deferred tax asset	2,842	3,039
Other	991	1,872
Total other assets	35,537	37,735
Total Assets	$315,403	$355,517

Liabilities and Shareholders' Equity
Current Liabilities
Current portion of lease liability	$3,761	$3,737
Current maturities of long-term debt	2,159	2,112
Accounts payable	5,914	8,891
Accrued compensation	5,871	5,571
Accrued expenses	2,740	2,404
Factoring liability	5,931	6,289
Total current liabilities	26,376	29,004

Other Liabilities
Long-term portion of lease liability	9,098	10,629
Deferred tax liability	721	721
Total Liabilities	36,195	40,354

Shareholders' Equity
Common stock	144	153
Additional paid-in capital	162,697	188,218
Accumulated other comprehensive income (loss)	130	(544)
Retained earnings	116,237	127,336
Total Shareholders' Equity	279,208	315,163
Total Liabilities and Shareholders' Equity	$315,403	$355,517

CLEARFIELD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Six Months Ended	Six Months Ended
	March 31,	March 31,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(11,179)	$24,619
Adjustments to reconcile net (loss) income to cash provided
by (used in) operating activities:
Depreciation and amortization	3,572	2,822
Amortization of discount on investments	(2,196)	(1,139)
Deferred income taxes	(195)	(35)
Stock-based compensation	2,284	1,444
Changes in operating assets and liabilities
Accounts receivable	6,600	16,353
Inventories, net	14,414	(17,243)
Other assets	(5,951)	(2,407)
Accounts payable and accrued expenses	(2,752)	(14,273)
Net cash provided by operating activities	4,597	10,141

Cash flows from investing activities:
Purchases of property, plant and equipment and
intangible assets	(4,389)	(4,797)
Purchase of investments	(47,748)	(99,126)
Proceeds from sales and maturities of investments	53,293	100,743
Net cash provided by (used in) investing activities	1,156	(3,180)

Cash flows from financing activities:
Repayment of long-term debt	-	(16,700)
Proceeds from issuance of common stock under	250	299
employee stock purchase plan
Repurchase of shares for payment of withholding taxes	(240)	(954)
for vested restricted stock grants
Tax withholding and proceeds related to exercise of stock options	(9)	(471)
Issuance of stock under equity compensation plans	-	954
Net proceeds from issuance of common stock	-	130,262
Repurchase of common stock	(27,814)	-
Net cash (used in) provided by financing activities	(27,813)	113,390

Effect of exchange rates on cash	51	80
(Decrease) increase in cash and cash equivalents	(22,009)	120,431
Cash and cash equivalents, beginning of period	37,827	16,650
Cash and cash equivalents, end of period	$15,818	$137,081

Supplemental disclosures for cash flow information
Cash paid for income taxes	$157	$10,211
Cash paid for interest	$172	$266

Non-cash financing activities
Cashless exercise of stock options	$19	$510